Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

SIGNING DAY SPORTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)		Fee Rate		Amount of Registration Fee
Fees To be Paid	Equity	Representative’s warrants to purchase shares of common stock, $0.0001 par value per share(1)(4)	Other(5)	-	-	-		-	(5)	-	(5)
Fees To be Paid	Equity	Shares of common stock, $0.0001 par value per share, underlying the representative’s warrants(1)(2)(3)	Rule 457(o); Other	-	-	$253,575.00	(1)(2)(3)(4)(6)	0.0001476		$37.43
	Total Offering Amounts					$253,575.00				$37.43
	Total Fees Previously Paid									$0.00
	Total Fee Offsets									$0.00
	Net Fee Due									$37.43

(1)	The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $25,153,788.00 on a Registration Statement on Form S-1/A filed on June 30, 2023 (File No. 333-271951) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on November 13, 2023. No additional shares of common stock of the registrant, par value $0.0001 per share (“common stock”), are being registered. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $253,575.00 is hereby registered, which includes shares of common stock that the underwriters have the option to purchase upon exercise of the representative’s warrants being registered hereby which are issuable upon exercise of the 45-day option granted to the underwriters to cover over-allotments, if any, up to 15% of the total number of securities offered. Does not include the securities that the registrant previously registered on the Prior Registration Statement.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(3)	Includes additional shares of common stock which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, up to 15% of the total number of securities offered.

(4)	We have agreed to issue to the representative of the underwriters common stock purchase warrants exercisable for a number of shares of common stock equal to seven percent (7%) of the shares of common stock to be issued and sold in the initial public offering at an exercise price per share equal to 135% of the public offering price of such shares, including shares sold to cover over-allotments, if any. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the additional representative’s warrants being registered hereby is $253,575, which is equal to the difference between $978,075, which is equal to 135% of $724,500.00 (7% of the proposed maximum aggregate offering price of $10,350,000.00), and the proposed maximum aggregate offering price of the representative’s warrants that were previously registered by the registrant on the Prior Registration Statement of $724,500.00, which was equal to 100% of $724,500.00 (7% of the proposed maximum aggregate offering price of $10,350,000.00).

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.